UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 8, 2019 (April 2, 2019)

Basanite, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53574	20-4959207
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(I.R.S Employer Identification Number)

2041 NW 15thAvenue, Pompano Beach, Florida

(Address of Principal Executive Offices) (Zip Code)

855-232-3282

(Registrant’s Telephone Number, including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 2, 2019, the Board of Directors of Basanite, Inc. (the “Company”) expanded its Board of Directors to eight members by written consent.  The Board of Directors appointed the following new members to fill two of the four vacancies (collectively, the “New Board Members”):

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Mr. Gregory D. Cline, P.E.

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Mr. Kelly Patterson, P.E.

None of the New Board Members have been appointed to any committees of the Board of Directors as of the date of this filing.

A summary of each of the New Board Members biographies follows:

Gregory D. Cline, P.E.

Mr. Cline is a Senior Civil Engineer Pavements SME for the Federal Aviation Administration (FAA), Airports Safety and Standards, Airport Engineering Division (AAS 100) in Washington DC.   Mr. Cline has more than 38 years of pavement and materials experience in both public and private sectors, including:

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8 years as the FAA Airport’s Pavement SME

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10+ years as NAVFAC Airfield Pavements SME

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10+ years as Chief Engineer of BTC Laboratories’ accredited laboratories

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Principal of ACCESS Consulting

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R&M Engineer for the US Forest Service, Sequoia National Forest.

In his current position Mr. Cline develops Technical and Policy Documents, including pavement related Advisory Circulars and Engineering Briefs, and provides Technical Assistance and Guidance to Federal Aviation Administration Management, regional and field offices. Mr. Cline also maintains Liaison with the Tri-Service Pavement Working Group, Canadian Airfield Pavement Technical Group (CAPTG), French Civil Aviation Authority (DGAC), other agencies, and Industry, and is the FAA’s US representative to the ICAO Aerodrome Design and Operations, Aerodrome Pavement Expert Group.

Mr. Cline is an engineering graduate of the University of Wisconsin-Platteville and received his MS in Systems Management from the University of Southern California.  Mr. Cline is a licensed Professional Civil Engineer in Wisconsin and California.

Mr. Kelly Patterson, P.E.

Mr. Patterson is a Professional Engineer that holds registrations in Oregon, Washington, Idaho, Nevada, Utah, New Mexico, Colorado, Texas, Wyoming, Ohio and Arizona.  He is currently the Engineering Manager for 6 precast manufacturing locations.  From 1985 to 2017, Mr. Patterson held various positions of increasing responsibility with Oldcastle Precast, a private company.   From 2008 to 2017, Mr. Patterson was the Director of Engineering, USA and Manager of the National Engineering Group.

Mr. Patterson holds professional memberships with the American Society for Testing and Materials (ASTM) and the National Precast Association (NPCA).  Mr. Patterson is a graduate of Oregon State University where he earned a Bachelor’s degree in civil engineering with a concentration in structural and construction management (B.S.C.E.).  He is a licensed member of the Oregon State Board of Engineers.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and any of the New Board Members.

Related Party Transactions

There are no related party transactions with respect to any of the New Board Members and the Company reportable under Item 5.02 of Current Report on Form 8-K and Item 404(a) of Regulation S-K.

Compensatory Arrangements

The Company expects to grant each of the New Board Members options or warrants to purchase up to 500,000 shares of the Company’s common stock.  However, as of the date of this filing, the terms of such grants have not been finalized, including any exercise price and vesting schedule.  Upon the final determination of the terms of such grants, the Company will provide additional disclosure.

Item 8.01.  Other Events.

On April 8, 2019, the Company issued a press release announcing the appointment of the New Board Members. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference in its entirety.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release of Basanite, Inc. issued on April 8, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 8, 2019

BASANITE, INC.

By:	/s/ David Anderson
David Anderson
Chief Executive Officer